Exhibit 99.1

FOR IMMEDIATE RELEASE
NanoString Technologies Releases Operating Results for First Quarter of 2017

SEATTLE - May 4, 2017 - NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today reported financial results for the first quarter of 2017.

First Quarter Financial Highlights

•	Total revenue of $18.1 million, 23% year-over-year growth

•	Total product and service revenue of $15.8 million, 30% year-over-year growth

•	Consumables revenue of $10.0 million, including $1.4 million of Prosigna® IVD kits, 26% year-over-year growth

•	Instrument revenue of $4.5 million, 31% year-over-year growth

•	Collaboration revenue of $2.3 million

“We had a successful first quarter of 2017, with 30% growth in product and service revenues and solid execution on our strategic objectives for the year,” stated Brad Gray, NanoString president and chief executive officer. "In particular, we made important progress in building out our commercial channel, launching multiple new products, and advancing our portfolio of new technologies, all of which give us confidence about the trajectory of our business."

Recent Business Highlights

•	Grew installed base to approximately 510 nCounter® Analysis Systems at March 31, 2017

•
Launched multiple new products for life sciences research, including PlexSet™, a new type of reagent that enables efficient and cost-effective high-throughput projects, a kit to enable low RNA input, and expanded offerings in 3D Biology and immuno-oncology

•
Presented novel Digital Spatial Profiling (DSP) data generated by the company together with multiple customers participating in the company's Technology Access Program, and initiated engineering of a DSP instrument

•
Highlighted progress with Hyb & Seq™ single molecule sequencing chemistry, including sequencing of oncogenes from FFPE samples with high accuracy and simple workflow free of library, enzymes and amplification

First Quarter Financial Results
Revenue for the three months ended March 31, 2017 increased by 23% to $18.1 million, as compared to $14.7 million for the first quarter of 2016. Instrument revenue was $4.5 million, 31% higher than the prior year period, with nCounter® SPRINT systems representing approximately half of systems sold. Consumables revenue, excluding Prosigna, was $8.6 million for the first quarter of 2017, 19% higher than in the comparable 2016 quarter. Prosigna IVD kit revenue was $1.4 million for the quarter, an increase of 91% over the first quarter of 2016. Collaboration revenue totaled $2.3 million, compared to $2.6 million for the first quarter of 2016. Gross margin on product and service revenue was 55% for the first quarter of 2017, up from 52% for the prior year period.
Research and development expense increased by 50% to $10.8 million for the first quarter of 2017 versus $7.2 million for the first quarter of 2016, reflecting increased costs associated with biopharma collaborations announced in 2016 and investments in new products and technologies under development for the life science research market, including 3D Biology™, Digital Spatial Profiling, and Hyb & Seq technologies. Selling, general and administrative expense increased by 18% to $17.6 million for the first quarter of 2017 compared to $14.9 million for the prior year period.

Net loss for the three months ended March 31, 2017 increased to $18.9 million, or a loss of $0.87 per share, compared with $14.6 million, or $0.74 per share, for the first quarter of 2016.

Outlook for 2017 The company reiterated its guidance for 2017, which includes:

•	Total revenue in the range of $100 million to $105 million

•	Gross margin on product and service revenues in the range of 57% to 58%

•	Operating expenses in the range of $117 million to $120 million

•	Operating loss in the range of $49 million to $53 million

•	Net loss per share in the range of $2.51 to $2.69

Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers. Please reference Conference ID 89220088. To listen to a live webcast, please visit the investor relations section of the company’s website at: www.nanostring.com. A replay of the call will be available beginning May 4, 2017 at 7:30pm ET through 7:30pm ET on May 11, 2017. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 89220088. The webcast will also be available on the company’s website for one year following the completion of the call.

About NanoString Technologies, Inc.
NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company's nCounter Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in more than 1,500 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company's technology is also being used in diagnostics. The Prosigna Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer. In addition, the company is collaborating with multiple biopharmaceutical companies in the development of companion diagnostic tests for various cancer therapies, helping to realize the promise of precision oncology.

For more information, please visit www.nanostring.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the capabilities of the company’s new products and future products under development, and its estimated 2017 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; delays or denials of reimbursement for diagnostic products; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

The NanoString Technologies logo, NanoString, NanoString Technologies, 3D Biology, Hyb & Seq, nCounter, nCounter SPRINT, PlexSet, and Prosigna are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.

Contact
Douglas Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2017	2016
Revenue:
Instruments	$4,470	$3,402
Consumables	8,592	7,208
In vitro diagnostic kits	1,439	754
Services	1,264	772
Total product and service revenue	15,765	12,136
Collaboration	2,298	2,561
Total revenue	18,063	14,697
Costs and expenses:
Cost of product and service revenue	7,163	5,870
Research and development	10,801	7,208
Selling, general and administrative	17,565	14,904
Total costs and expenses (a) (b)	35,529	27,982
Loss from operations	(17,466)	(13,285)
Other income (expense):
Interest income	147	68
Interest expense	(1,501)	(1,315)
Other income (expense)	13	(71)
Total other income (expense), net	(1,341)	(1,318)
Net loss before provision for income taxes	(18,807)	(14,603)
Provision for income taxes	(45)	—
Net loss	$(18,852)	$(14,603)
Net loss per share, basic and diluted	$(0.87)	$(0.74)
Shares used in calculating basic and diluted net loss per share	21,588	19,669

(a) Includes $2.3 million and $1.9 million of stock-based compensation expense for the three months ended March 31, 2017 and 2016, respectively.
(b) Includes $0.8 million and $0.7 million of depreciation and amortization expense for the three months ended March 31, 2017 and 2016, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$5,416	$20,583
Short-term investments	51,724	53,453
Accounts receivable, net	16,728	22,193
Inventory	14,544	13,812
Prepaid expenses and other	3,953	3,744
Total current assets	92,365	113,785
Property and equipment, net	13,657	12,158
Other assets	511	430
Total assets	$106,533	$126,373
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,145	$4,935
Accrued liabilities	9,117	12,344
Deferred revenue, current portion	20,798	19,033
Deferred rent, current portion	337	13
Lease financing obligations, current portion	26	58
Total current liabilities	32,423	36,383
Deferred revenue, net of current portion	20,656	22,664
Deferred rent and other liabilities, net of current portion	8,763	7,655
Long-term debt and lease financing obligations, net of current portion and debt issuance costs	47,748	47,366
Total liabilities	109,590	114,068
Total stockholders’ equity (deficit)	(3,057)	12,305
Total liabilities and stockholders’ equity (deficit)	$106,533	$126,373